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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 UBIQUITEL INC.

                 (ORIGINALLY INCORPORATED ON SEPTEMBER 29, 1999)

         The undersigned, for the purpose of amending and restating the Certificate of Incorporation of UbiquiTel Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does certify that:

         1. The present name of the Corporation is UbiquiTel Inc. The Company was originally incorporated on September 29, 1999 under the name Ubiquitel Holding Company and changed its name to UbiquiTel Holdings, Inc. on October 29, 1999, and subsequently changed its name to UbiquiTel Inc. on February 24, 2000.

         2. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this amended and restated Certificate of Incorporation, read as follows:

                                    ARTICLE I

         The name of the corporation is UBIQUITEL INC. (hereinafter the "Corporation").

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The registered agent at that address is Corporation Service Company.

                                   ARTICLE III

         The nature of the business and purposes to be conducted and promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         1. The total number of shares of stock which the Corporation is authorized to issue is 110,000,000 shares of stock consisting of (a) 100,000,000 shares of Common Stock, par value $.0005 each, and (b) 10,000,000 shares of Preferred Stock, par value $.001 each. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a

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certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         2. Upon the effectiveness of this Amended and Restated Certificate of Incorporation, (A) each outstanding share (collectively the "Old Capital Stock") of the Corporation's preferred stock, par value $.001 per share, and voting common stock, par value $.001 per share, shall be reclassified and changed into, one share of Common Stock; (B) each outstanding share of non-voting common stock, par value $.001 per share, shall be cancelled, retired and restored to the status of an authorized but unissued share of Common Stock; and (C) each outstanding warrant or option to purchase shares of voting common stock, par value $.001 per share, or non-voting common stock, par value $.001 per share, shall now represent a warrant or option to purchase the same number of shares of Common Stock. Each certificate that heretofore represented shares of Old Capital Stock shall now represent the number of shares of Common Stock into which such shares were reclassified and changed hereby, provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of each such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled. Upon consummation of the reclassification of the Old Capital Stock of the Corporation set forth in this paragraph, the holders of the shares of Common Stock of the Corporation shall have all rights accorded them by law and this Amended and Restated Certificate of Incorporation.

                                    ARTICLE V

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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         C. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         D. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there is one, by the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         E. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized, except as such rights are expressly provided by contract, or by resolution creating a series of Preferred Stock, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class of stock, or series thereof; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class of stock, or series thereof, may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

                                   ARTICLE VI

         The following provisions relate to the appointment of the Board of Directors of the Corporation:

         A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of stockholders to be held after the effective date of this Amended and Restated Certificate of Incorporation, which is expected to be in 2001, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at

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the next succeeding annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

         B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         D. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed:

                  (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

                  (ii) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duties to the Corporation in a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable; or

                  (iii) has missed six consecutive meetings of the Board of Directors.

         E. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of section D of this ARTICLE SIX shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock.

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                                   ARTICLE VII

         The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporate entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

                                  ARTICLE VIII

         These provisions relate to indemnification:

         F. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         G. The right to indemnification conferred in Section A of this ARTICLE EIGHT shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his

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or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this ARTICLE EIGHT shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         H. If a claim under Section A or B of this ARTICLE EIGHT is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the e case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE EIGHT or otherwise shall be on the Corporation.

         I. The rights to indemnification and to the advancement of expenses conferred to this ARTICLE EIGHT shall not be exclusive of any other right which any

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person may have or hereafter acquire under any statute, the Corporation's
Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Directors or otherwise.

         J. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         K. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE EIGHT with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

                                   ARTICLE IX

         A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         The provisions set forth in this Article TEN and in Articles FIVE, SIX, SEVEN, EIGHT and NINE herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than eight percent (80%) of the outstanding shares of Common Stock of this Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation, which restates and integrates and does further amend the provisions of the Corporation's Certificate of Incorporation, having been duly proposed by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Laws of the State of Delaware, has been executed this _____ day of _______, 2000 by Donald A. Harris, its authorized officer.

                                         UBIQUITEL INC.

                                         By:
                                            ---------------------------------
                                             Donald A. Harris, President

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